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                                                        EXHIBIT 8.1

                         [LETTERHEAD]


                        October 6, 1995







ICOT Corporation
3801 Zanker Road
San Jose, California  95150

     Merger Pursuant to the Amended and Restated Agreement and
     Plan of Reorganization and Merger, dated as of August 3, 1995, as amended, by and among ICOT Corporation, a Delaware corporation, IA Acquisition Corporation, a California
     corporation, and Amati Communications Corporation, a
     California corporation
     --------------------------------------------------------------

Ladies and Gentlemen:

          This opinion is being delivered to you in connection with the filing of a registration statement on Form S-4 of a joint proxy statement/prospectus and pursuant to Section 6.7 of the Amended and Restated Agreement and Plan of Reorganization and Merger (the "Agreement"), dated as of August 3, 1995, by and among ICOT Corporation, a Delaware corporation ("ICOT"), IA Acquisition Corporation, a California corporation ("Sub"), and Amati Communications Corporation, a California corporation ("Amati"), pursuant to which Amati will merge with and into Sub, a wholly owned subsidiary of ICOT (the "Merger").

          Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement.
All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

          We have acted as legal counsel to ICOT in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined (or will examine on or prior to the Effective Time) and are relying (or will rely) upon (without any independent investigation or review thereof), the truth and accuracy, at all relevant times, of the statements, covenants, representations, and warranties contained in the following documents (including all schedules and exhibits thereto):


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ICOT Corporation
October 6, 1995                                            Page 2


          1.   The Agreement;

          2. Amendment No. 1 to the Registration Statement on Form S-4 (File No. 33-62023) filed by ICOT on September 6, 1995, and Amendment No. 2 to such Registration Statement filed by ICOT on October 6, 1995, for the purpose of registering the ICOT Common Stock to be used in connection with the Merger under the Securities Act of 1933, as amended (collectively, the "Registration Statement");

          3. Representations made by ICOT and Sub in a letter to us for our use in rendering this opinion;

          4. Representations made by Amati to us for our use in rendering this opinion;

          5. Representations made to us by certain shareholders of Amati for our use in rendering this opinion; and

          6. Such other instruments and documents related to the formation, organization and operation of ICOT, Amati, and Sub or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

          In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

          1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents whose due execution and delivery are prerequisites to the effectiveness thereof;

          2. The Merger will be effective under the laws of the State of California;

          3. The shareholders of Amati do not, and will not on or before the Effective Time, have an existing plan or intent to dispose of an amount of ICOT Common Stock to be received in the Merger (or to dispose of Amati capital stock in anticipation of the Merger) such that the shareholders of Amati will not receive and retain a meaningful continuing equity ownership in ICOT that is sufficient to satisfy the continuity of interest requirement as specified in Treasury Regulations Section 1.368-1(b) and as


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ICOT Corporation
October 6, 1995                                            Page 3


interpreted in certain Internal Revenue Service rulings and federal judicial decisions;

          4. After the Merger, Sub will hold "substantially all" of Amati's properties within the meaning of Section
368(a)(2)(D) of the Code and the regulations promulgated thereunder;

          5. To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187; and any expenses paid on behalf of Amati shareholders will not exceed one percent of the total consideration that will be issued in the Merger to Amati shareholders in exchange for their shares of Amati stock;

          6. No Amati shareholder guaranteed any Amati indebtedness outstanding during the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) regarding the Merger, and at all relevant times, including as of the Effective Time,
(i) no outstanding indebtedness of Amati, ICOT, or Sub has or will represent equity for tax purposes; (ii) no outstanding equity of Amati, ICOT, or Sub has or will represent indebtedness for tax purposes; and (iii) no outstanding security, instrument, agreement, or arrangement that provides for, contains or represents either a right to acquire Amati stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of Section 368(c) of the Code;

          7.   An opinion of counsel to Amati, Gray Cary Ware &
Freidenrich, which opinion is substantially similar to this opinion, has been delivered to Amati pursuant to Section 7.6 of the Agreement and has not been withdrawn; and

          8. Any representation or statement made "to the knowledge of" or otherwise similarly qualified is correct without such qualification. As to all matters in which a signatory has represented that such signatory either is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is in fact no such plan, intention, understanding, or agreement.

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ICOT Corporation
October 6, 1995                                            Page 4


          Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations, and qualifications set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a "reorganization" as defined in Section 368(a) of the Code.

          In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

          1. This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code and does not address any other federal, state, local, or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

          2. No opinion is expressed as to (i) any transaction other than the Merger as described in the Agreement (including without limitation any transaction in which the Amati capital stock that was exchanged in the Merger was acquired by the exchanging shareholder) or (ii) any transaction whatsoever (including the Merger) if all the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver or breach of any material provision thereof, or if any of the representations, warranties, statements, and assumptions upon which we have relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties, or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

          3. This opinion letter represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations, and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.


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ICOT Corporation
October 6, 1995                                            Page 5


          4. This opinion is intended solely for the benefit of you and your shareholders; it may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent, however, to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name whenever appearing in the Registration Statement, including the Prospectus/Proxy Statement constituting a part thereof, and any amendments thereto.

                              Very truly yours,

                              Heller Ehrman White & McAuliffe